UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 3, 2005
GATX Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)

500 West Monroe Street Chicago, Illinois (Address of principal executive offices)	60661-3676 (Zip Code)
Registrant’s telephone number, including area code (312) 621-6200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Effective October 12, 2005, Ronald H. Zech will retire as Chairman of the Board of Directors of GATX Corporation. Brian A. Kenney, President and Chief Executive Officer of GATX Corporation, has been elected Chairman of the Board of Directors effective upon Mr. Zech’s retirement.
     A copy of the press release announcing these actions is included as an exhibit to this report.
Item 5.03      Amendment to Articles of Incorporation or By-laws; Change in Fiscal Year.
     The By-Laws of GATX Corporation were amended on September 30, 2005, to provide that the Chief Executive Officer shall be an officer of the registrant responsible for the general management of the registrant and the Chief Executive Officer shall be the Chairman of the Board of Directors, the President or both. Additionally, the By-Laws were amended to provide that (i) the Chairman of the Board of Directors shall have such responsibilities as may be assigned by the Board of Directors and, if present, is responsible for presiding at meetings of the Board of Directors, and (ii) the President shall have such powers and perform such duties as the Board of Directors, the Chairman or Chief Executive Officer shall prescribe. Finally, the By-Laws were amended to eliminate the position of Vice Chairman of the Board of Directors.
Item 9.01      Financial Statements and Exhibits.
     (c) Exhibits
          99.1 Press Release dated October 3, 2005.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Ronald J. Ciancio
Ronald J. Ciancio
Senior Vice President General Counsel and Secretary (Duly Authorized Officer)

Date: October 4, 2005

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release of GATX Corporation, dated October 3, 2005 announcing Brian A. Kenney’s election as Chairman of the Board of Directors.	Filed Electronically